Exhibit 99.1

Investor Relations 314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports First Quarter 2023 Results

Achieves net income of $198.1 million and adjusted EBITDA of $277.3 million

Declares a quarterly cash dividend of $47.8 million, or $2.45 per share

Surpasses $1 billion deployed via capital return program since its relaunch in February 2022

ST. LOUIS, April 27, 2023 – Arch Resources, Inc. (NYSE: ARCH) today reported net income of $198.1 million, or $10.02 per diluted share, in the first quarter of 2023, compared with net income of $271.9 million, or $12.89 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, and non-operating expenses (“adjusted EBITDA”) 1 of $277.3 million in the first quarter of 2023, which included a $1.5 million non-cash mark-to-market gain associated with its coal-hedging activities. This compares to $321.0 million of adjusted EBITDA in the first quarter of 2022, which included a $15.5 million non-cash mark-to-market loss associated with its coal-hedging activities. Revenues totaled $869.9 million for the three months ended March 31, 2023, versus $867.9 million in the prior-year quarter.

In the first quarter of 2023, Arch made significant progress on numerous strategic priorities and objectives, as the company:

•	Demonstrated operational excellence in its core metallurgical segment via another sequential step-down in cash cost per ton sold

•	Deployed a total of $125.0 million via the capital return program inclusive of the upcoming dividend, bringing the aggregate deployed since the program’s relaunch in February 2022 to more than $1 billion

•	Streamlined its capital structure and strengthened its balance sheet via the repurchase of its remaining convertible securities and reduction of $26.6 million in indebtedness

•	Ended Q1 with a positive net cash position of $71.2 million

“Arch maintained its strong operational momentum in Q1, as the team capitalized on improved coking coal prices, drove further productivity gains in our core metallurgical segment, and achieved a more than 30-percent increase in coking coal margins on a sequential basis,” said Paul A. Lang, Arch’s CEO and president. “At the same time, we forged ahead with our efforts to simplify our capital structure and strengthen our balance sheet via the settlement of the remaining convertible debt and the repayment of incremental indebtedness. Perhaps most significantly, we continued to direct substantial amounts of capital – and 100 percent of our discretionary cash flow – to our value-driving capital return program.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

Arch has now deployed a total of $1,015.2 million under its capital return program since its relaunch – inclusive of the just-declared June dividend – including $571.0 million in dividends and $444.2 million in common stock repurchases and convertible security settlements.

Financial and Liquidity Update

In keeping with its capital return formula, the Arch board has declared a total quarterly dividend of $47.8 million, or $2.45 per share, which is equivalent to 50 percent of Arch’s first quarter discretionary cash flow. In addition, the company deployed $58.4 million in Q1 to repurchase its remaining convertible securities, reducing future dilution by approximately 423,000 shares. The company also used $18.8 million during the quarter to repurchase 131,156 shares at an average price of $143.39 per share.

In total, Arch has now used share repurchases and the settlement of convertible securities to reduce dilution by approximately 3.5 million shares. Arch ended Q1 with 18.7 million basic and 19.5 million fully diluted shares outstanding.

On a related front, approximately 800,000 outstanding warrants were exercised during the quarter, resulting in the issuance of approximately 1.0 million shares of common stock and the receipt of $43.7 million in proceeds. As a result of these warrant exercises, Arch ended Q1 with just over 453,000 warrants outstanding, or 23.7 percent of the original issuance. Arch expects these remaining warrants to be exercised over the next two quarters.

Arch ended Q1 with just $150.7 million of total debt. In comparison, cash, cash equivalents and short-term investments totaled $221.9 million and liquidity stood at $347.6 million.

“We believe our sustained efforts have set the stage for ongoing capital returns, incremental reductions in our share count, and continuing value creation in the future,” said Matthew C. Giljum, Arch’s chief financial officer.

Capital Allocation Model

Arch’s capital allocation model specifies the return to stockholders of 50 percent of the prior quarter's discretionary cash flow – defined as cash flow from operating activities after contributions to the thermal mine reclamation fund and less capital expenditures – via a variable quarterly cash dividend in conjunction with a fixed quarterly cash dividend.  The model envisions using the remaining discretionary cash flow for share repurchases, the repurchase of potentially dilutive securities, special dividends, and/or capital preservation.

Arch generated $126.1 million in cash provided by operating activities in the first quarter – a total that was constrained by an increase of $169.6 million in working capital. The company invested $30.5 million in capital expenditures, resulting in total discretionary cash flow for the quarter of $95.6 million. The second quarter dividend payment of $2.45 per share – which includes a fixed component of $0.25 per share and a variable component of $2.20 per share – is payable on June 15, 2023 to stockholders of record on May 31, 2023.

Since the second quarter of 2017 – and inclusive of the program’s first phase – Arch has now deployed a total of more than $1.8 billion under its capital return program.

“While the board continuously evaluates the optimal use of discretionary cash flow, we view the current capital return program and allocation model as appropriate, durable and well-aligned with stockholder interests and preferences, and expect the capital return program to remain the centerpiece of our value proposition going forward,” Lang reiterated.

As of March 31, 2023, Arch had $322.4 million of remaining authorization under its existing $500.0 million share repurchase program.

Operational Update

“Arch’s core metallurgical segment executed at a world-class level in Q1, with each of the company’s four, large-scale coking coal mines achieving excellent productivity levels, strong cost control, and exceptional cash margins,” said John T. Drexler, Arch’s chief operating officer.

		Metallurgical
	1Q23	4Q22	1Q22
Tons sold (in millions)	2.2	2.3	1.5
Coking	2.1	2.1	1.5
Thermal	0.1	0.2	0.1
Coal sales per ton sold	$204.25	$179.98	$255.52
Coking	$209.84	$187.77	$269.54
Thermal	$76.34	$74.92	$28.10
Cash cost per ton sold	$82.66	$86.83	$88.04
Cash margin per ton	$121.59	$93.15	$167.48

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."

Mining complexes included in this segment are Leer, Leer South, Beckley and Mountain Laurel.

Arch’s core metallurgical segment contributed adjusted EBITDA of $263.1 million in Q1. In sum during the quarter, the metallurgical segment’s average selling price for coking coal increased 12 percent on a sequential basis, the average cash cost per ton sold declined by 5 percent versus an already extremely competitive Q4 performance, and the average cash margin per ton climbed 31 percent. Arch currently expects coking coal shipments to increase by around 10 percent in Q2 when compared to Q1, assuming continued solid rail and logistics performance, and to increase further in the year’s second half, consistent with its reiterated annual sales volume guidance of 8.9 to 9.7 million tons for full year 2023.

	Thermal
	1Q23	4Q22	1Q22
Tons sold (in millions)	17.0	16.1	18.2
Coal sales per ton sold	$18.49	$19.58	$18.85
Cash cost per ton sold	$15.79	$15.73	$13.43
Cash margin per ton	$2.70	$3.85	$5.42

Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."

Mining complexes included in this segment are Black Thunder, Coal Creek and West Elk.

Arch’s legacy thermal segment contributed adjusted EBITDA of $46.3 million in Q1, against capital spending of just $5.5 million. Thermal segment margins were hampered by improved but still sub-optimal rail service at its Powder River Basin mines, as well as geologic challenges at the West Elk mine in Colorado that acted to constrain volumes and erode product quality at that operation. Arch expects the challenges at West Elk to continue to hamper the thermal segment’s sales volumes and to pressure unit costs over the next two quarters, at which point the mine expects to transition to an area of more advantageous geology. Since the fourth quarter of 2016, the legacy thermal segment has generated a total of $1,304.9 million in adjusted EBITDA while expending just $144.1 million in capital.

ESG Update

During the first quarter, Arch maintained its exemplary environmental, social and governance (ESG) performance. Arch’s subsidiary operations achieved an aggregate total lost-time incident rate of 0.62 per 200,000 employee-hours worked during Q1, which was more than four times better than the industry average, and once again recorded zero environmental violations and zero water quality exceedances. In total, Arch’s subsidiary operations have now operated a total of more than three years without a single water quality exceedance.

In addition, the Leer mine and the Leer and Leer South preparation plants were recently honored by the State of West Virginia with Mountaineer Guardian awards for safety excellence. Leer’s award represented the seventh time it has been so honored in the past eight years. The State of West Virginia also honored the Leer and Beckley mines – along with one of Arch’s idled operations – with awards for reclamation excellence. In addition, the West Elk mine was honored by the State of Colorado with the Outstanding Safety Performance Award and Excellence in Mining Reclamation Award.

Market Update

Despite a number of supportive indicators, global coking coal prices have retraced significantly in recent weeks, principally due to macroeconomic concerns that are weighing on global steel demand, Arch believes. Even with this retracing, global coking coal prices remain reasonably strong on an historical basis, with High-Vol A coal – Arch’s principal product – currently being assessed at $247 per metric ton on the U.S. East Coast.

Among the more supportive indicators, European steelmakers have now restarted the vast majority of the 25 million tons of blast furnace capacity they idled in 2022 in the face of a weakening economic outlook, and hot-rolled coil prices in major global steel markets have increased an average of 50 percent since their recent lows in November 2022.

In addition, global coking coal production continues to exhibit evidence of years of under-investment. Through the first two months of 2023, coking coal exports from Australia – the source of more than 50 percent of global seaborne coking coal volumes – were down 4 million tons, or 15 percent. Meanwhile, the other two major sources of high-quality coking coal to the global seaborne market – the U.S. and Canada – continue to show only modest increases in export volumes despite a sustained period of historically high prices.

Looking Ahead

“The Arch team continues to drive forward with our simple, clear and actionable plan for long-term value creation,” Lang said. “In recent quarters, we have expanded and strengthened our world-class coking coal portfolio, extended the global reach of our high-quality coking coal products, restored our balance sheet to a positive net cash position, greatly simplified our capital structure, and extended our industry-leading ESG practices. We believe this significant progress – across every facet of our business – sets the stage for continued success, strong discretionary cash generation, and robust capital returns in the future.”

	2023
	Tons			$ per ton
Sales Volume (in millions of tons)
Coking	8.9	-	9.7
Thermal	64.0	-	70.0
Total	72.9		79.7

Metallurgical (in millions of tons)
Committed, Priced Coking North American			1.7	$184.36
Committed, Unpriced Coking North American			0.2
Committed, Priced Coking Seaborne			1.9	$213.11
Committed, Unpriced Coking Seaborne			3.9
Total Committed Coking			7.7

Committed, Priced Thermal Byproduct			0.2	$63.59
Committed, Unpriced Thermal Byproduct			-
Total Committed Thermal Byproduct			0.2

Average Metallurgical Cash Cost				$79.00 - $89.00

Thermal (in millions of tons)
Committed, Priced			69.3	$17.45
Committed, Unpriced			1.7
Total Committed Thermal			71.0
Average Thermal Cash Cost				$14.50 - $15.50

Corporate (in $ millions)
D,D&A	$155.0	-	$165.0
ARO Accretion	$17.0	-	$21.0
S,G&A - Cash	$72.0	-	$76.0
S,G&A - Non-cash	$24.0	-	$28.0
Net Interest Expense	$0.0	-	$5.0
Capital Expenditures	$150.0	-	$160.0
Cash Tax Payment (%)	0.0	-	5.0
Income Tax Provision (%)	12.0	-	17.0

Note: The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include transportation costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. In addition, the impact of hedging activity related to commodity purchases that do not receive hedge accounting and idle and administrative costs that are not included in a reportable segment are additional reconciling items for Segment cash cost per ton sold. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $15 million and $20 million in 2023.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and future plans, and often contain words such as “should,” “could,” “appears,” “estimates,” “projects,” “targets,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “believes,” “seeks,” “strives,” “will” or variations of such words or similar words. Actual results or outcomes may vary significantly, and adversely, from those anticipated due to many factors, including: loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; inflationary pressures and availability and price of mining and other industrial supplies; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; the loss of, or significant reduction in, purchases by our largest customers; disruptions in the supply of coal from third parties; risks related to our international growth; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers; the availability and cost of surety bonds; including potential collateral requirements; we may not have adequate insurance coverage for some business risks; additional demands for credit support by third parties and decisions by banks, surety bond providers, or other counterparties to reduce or eliminate their exposure to the coal industry; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; losses as a result of certain marketing and asset optimization strategies; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; our ability to pay dividends or repurchase shares of our common stock according to our announced intent or at all; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters (“ESG”); our ability to obtain and renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; and risks related to tax legislation.  All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could cause actual results or outcomes to vary significantly, and adversely, from those anticipated at the time such statements were first made. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results and outcomes to be materially, and adversely, different than those expressed in our forward-looking statements. For these reasons, readers should not place undue reliance on any such forward-looking statements.  These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake, and expressly disclaim, any duty to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

Arch Resources, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(In thousands, except per share data)

	Three Months Ended March 31,
	2023	2022

	(Unaudited)
Revenues	$869,931	$867,936
Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	571,737	508,225
Depreciation, depletion and amortization	35,479	32,210
Accretion on asset retirement obligations	5,292	4,430
Change in fair value of coal derivatives, net	(1,462)	15,519
Selling, general and administrative expenses	26,022	26,648
Other operating income, net	(3,707)	(3,439)
	633,361	583,593

Income from operations	236,570	284,343

Interest expense, net
Interest expense	(4,126)	(7,047)
Interest and investment income	3,336	24
	(790)	(7,023)

Income before nonoperating expenses	235,780	277,320

Nonoperating expenses
Non-service related pension and postretirement benefit credits (costs)	592	(873)
Net loss resulting from early retirement of debt	(1,126)	(4,120)
	(534)	(4,993)

Income before income taxes	235,246	272,327
Provision for income taxes	37,138	455

Net income	$198,108	$271,872

Net income per common share
Basic earnings per share	$11.05	$17.60
Diluted earnings per share	$10.02	$12.89

Weighted average shares outstanding
Basic weighted average shares outstanding	17,924	15,448
Diluted weighted average shares outstanding	19,784	21,271

Dividends declared per common share	$3.11	$0.25

Adjusted EBITDA (A)	$277,341	$320,983

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

9

Arch Resources, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$189,739	$236,059
Short-term investments	32,116	36,993
Restricted cash	1,100	1,100
Trade accounts receivable	295,157	236,999
Other receivables	18,560	18,301
Inventories	271,155	223,015
Other current assets	55,089	71,384
Total current assets	862,916	823,851
Property, plant and equipment, net	1,182,351	1,187,028
Other assets
Deferred income taxes	174,561	209,470
Equity investments	19,142	17,267
Fund for asset retirement obligations	137,134	135,993
Other noncurrent assets	56,555	59,499
Total other assets	387,392	422,229
Total assets	$2,432,659	$2,433,108
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$176,953	$211,848
Accrued expenses and other current liabilities	120,180	157,043
Current maturities of debt	37,405	57,988
Total current liabilities	334,538	426,879
Long-term debt	110,899	116,288
Asset retirement obligations	237,142	235,736
Accrued pension benefits	1,089	1,101
Accrued postretirement benefits other than pension	51,770	49,674
Accrued workers’ compensation	153,870	155,756
Other noncurrent liabilities	79,357	82,094
Total liabilities	968,665	1,067,528
Stockholders' equity
Common Stock	301	288
Paid-in capital	703,712	724,660
Retained earnings	1,705,988	1,565,374
Treasury stock, at cost	(1,005,165)	(986,171)
Accumulated other comprehensive income	59,158	61,429
Total stockholders’ equity	1,463,994	1,365,580
Total liabilities and stockholders’ equity	$2,432,659	$2,433,108

10

Arch Resources, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2023	2022

	(Unaudited)
Operating activities
Net income	$198,108	$271,872
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	35,479	32,210
Accretion on asset retirement obligations	5,292	4,430
Deferred income taxes	35,548	-
Employee stock-based compensation expense	6,767	8,203
Amortization relating to financing activities	450	770
Gain on disposals and divestitures, net	(279)	(352)
Reclamation work completed	(3,887)	(4,278)
Contribution to fund asset retirement obligations	(1,141)	(20,000)
Changes in:
Receivables	(57,968)	(399)
Inventories	(48,140)	(47,263)
Accounts payable, accrued expenses and other current liabilities	(63,508)	14,115
Income taxes, net	1,491	442
Coal derivative assets and liabilities, including margin account	(1,462)	15,833
Other	19,371	17,356
Cash provided by operating activities	126,121	292,939
Investing activities
Capital expenditures	(30,541)	(22,288)
Minimum royalty payments	(113)	-
Proceeds from disposals and divestitures	343	360
Purchases of short-term investments	(2,930)	-
Proceeds from sales of short-term investments	8,000	14,450
Investments in and advances to affiliates, net	(4,329)	(2,088)
Cash used in investing activities	(29,570)	(9,566)
Financing activities
Payments on term loan due 2024	(750)	(271,537)
Payments on convertible debt	(58,430)	-
Net payments on other debt	(12,647)	(10,134)
Purchase of treasury stock	(20,806)	-
Dividends paid	(66,902)	(3,851)
Payments for taxes related to net share settlement of equity awards	(27,055)	(4,827)
Proceeds from warrants exercised	43,719	506
Cash used in financing activities	(142,871)	(289,843)
Decrease in cash and cash equivalents, including restricted cash	(46,320)	(6,470)
Cash and cash equivalents, including restricted cash, beginning of period	237,159	326,295
Cash and cash equivalents, including restricted cash, end of period	$190,839	$319,825
Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$189,739	$318,725
Restricted cash	1,100	1,100
	$190,839	$319,825

11

Arch Resources, Inc. and Subsidiaries
Schedule of Consolidated Debt
(In thousands)

	March 31,	December 31,
	2023	2022

	(Unaudited)
Term loan due 2024 ($5.8 million face value)	$5,752	$6,502
Tax exempt bonds ($98.1 million face value)	98,075	98,075
Convertible Debt	-	13,156
Other	46,825	59,472
Debt issuance costs	(2,348)	(2,929)
	148,304	174,276
Less: current maturities of debt	37,405	57,988
Long-term debt	$110,899	$116,288

Calculation of net (cash) debt
Total debt (excluding debt issuance costs)	$150,652	$177,205
Less liquid assets:
Cash and cash equivalents	189,739	236,059
Short term investments	32,116	36,993
	221,855	273,052
Net (cash) debt	$(71,203)	$(95,847)

12

Arch Resources, Inc. and Subsidiaries
Operational Performance
(In millions, except per ton data)

	Three Months Ended March 31, 2023		Three Months Ended December 31, 2022		Three Months Ended March 31, 2022
	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	2.2		2.3		1.5

Segment Sales	$440.1	$204.25	$408.0	$179.98	$394.3	$255.52
Segment Cash Cost of Sales	178.1	82.66	196.8	86.83	135.9	88.04
Segment Cash Margin	262.0	121.59	211.1	93.15	258.4	167.48

Thermal
Tons Sold	17.0		16.1		18.2

Segment Sales	$314.7	$18.49	$315.0	$19.58	$342.9	$18.85
Segment Cash Cost of Sales	268.8	15.79	253.1	15.73	244.3	13.43
Segment Cash Margin	45.9	2.70	61.9	3.85	98.6	5.42

Total Segment Cash Margin	$307.9		$273.0		$357.1

Selling, general and administrative expenses	(26.0)		(26.1)		(26.6)
Other	(4.6)		9.6		(9.4)

Adjusted EBITDA	$277.3		$256.5		$321.0

13

Arch Resources, Inc. and Subsidiaries
Reconciliation of NON-GAAP Measures
(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G.
The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended March 31, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$536,172	$333,759	$-	$869,931
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(2,668)	-	(2,668)
Transportation costs	96,054	21,721	-	117,775
Non-GAAP Segment coal sales revenues	$440,118	$314,706	$-	$754,824
Tons sold	2,155	17,021
Coal sales per ton sold	$204.25	$18.49

Quarter ended December 31, 2022 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$516,742	$342,722	$-	$859,464
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	909	-	909
Transportation costs	108,785	26,834	-	135,619
Non-GAAP Segment coal sales revenues	$407,957	$314,979	$-	$722,936
Tons sold	2,267	16,091
Coal sales per ton sold	$179.98	$19.58

Quarter ended March 31, 2022 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Income Statements	$472,171	$395,765	$-	$867,936
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	9,074	-	9,074
Coal sales revenues from idled or otherwise disposed operations	-	-	(1)	(1)
Transportation costs	77,863	43,744	1	121,608
Non-GAAP Segment coal sales revenues	$394,308	$342,947	$-	$737,255
Tons sold	1,543	18,195
Coal sales per ton sold	$255.52	$18.85

14

Arch Resources, Inc. and Subsidiaries
Reconciliation of NON-GAAP Measures
(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated Income Statements, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended March 31, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$274,171	$289,506	$8,060	$571,737
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	(1,008)		(1,008)
Transportation costs	96,054	21,721	-	117,775
Cost of coal sales from idled or otherwise disposed operations	-	-	5,178	5,178
Other (operating overhead, certain actuarial, etc.)	-	-	2,882	2,882
Non-GAAP Segment cash cost of coal sales	$178,117	$268,793	$-	$446,910
Tons sold	2,155	17,021
Cash cost per ton sold	$82.66	$15.79

Quarter ended December 31, 2022 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$305,597	$282,117	$(6,863)	$580,851
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	2,165	-	2,165
Transportation costs	108,785	26,834	-	135,619
Cost of coal sales from idled or otherwise disposed operations	-	-	(9,702)	(9,702)
Other (operating overhead, certain actuarial, etc.)	-	-	2,839	2,839
Non-GAAP Segment cash cost of coal sales	$196,812	$253,118	$-	$449,930
Tons sold	2,267	16,091
Cash cost per ton sold	$86.83	$15.73

Quarter ended March 31, 2022 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Income Statements	$213,728	$288,084	$6,413	$508,225
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	-	27	-	27
Transportation costs	77,863	43,744	1	121,608
Cost of coal sales from idled or otherwise disposed operations	-	-	3,704	3,704
Other (operating overhead, certain actuarial, etc.)	-	-	2,708	2,708
Non-GAAP Segment cash cost of coal sales	$135,865	$244,313	$-	$380,178
Tons sold	1,543	18,195
Cash cost per ton sold	$88.04	$13.43

15

Arch Resources, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended March 31,
	2023	2022

	(Unaudited)
Net income	$198,108	$271,872
Provision for income taxes	37,138	455
Interest expense, net	790	7,023
Depreciation, depletion and amortization	35,479	32,210
Accretion on asset retirement obligations	5,292	4,430
Non-service related pension and postretirement benefit (credits) costs	(592)	873
Net loss resulting from early retirement of debt	1,126	4,120

Adjusted EBITDA	$277,341	$320,983
EBITDA from idled or otherwise disposed operations	4,032	2,390
Selling, general and administrative expenses	26,022	26,648
Other	1,917	9,482

Segment Adjusted EBITDA from coal operations	$309,312	$359,503

Segment Adjusted EBITDA
Metallurgical	263,057	259,003
Thermal	46,255	100,500

Total Segment Adjusted EBITDA	$309,312	$359,503

Discretionary cash flow
Three Months Ended March 31,
2023
(Unaudited)
Cash flow from operating activities	$126,121
Less: Capital expenditures	(30,541)
Discretionary cash flow	$95,580

16